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                                                                       Ex(17)(a)
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Deutsche Asset Management [LOGO]                                    Vote by Touch-Tone Phone, by Mail, or via the Internet!!
A Member of the Deutsche Bank Group                                CALL: To vote by phone call toll-free 1-800-690-6903 and use
     REAL ESTATE SECURITIES FUND, INC.                                   the control number on the front of your proxy card.
              P.O. BOX 9132                                    INTERNET: Vote on the Internet at www.proxyweb.com and use the
         HINGHAM, MA 02043-9132                                          control number on the front of your proxy card.
                                                                   MAIL: Return the signed proxy card in the enclosed envelope.

                                                                   Do not return your proxy card if you vote by phone or Internet.

*** CONTROL NUMBER: 999 999 999 999 99 ***

                                                                                PROXY OF SPECIAL MEETING OF SHAREHOLDERS
REAL ESTATE SECURITIES FUND, INC.                                               To Be Held October 17, 2002 at 2:30 pm, Eastern time

The undersigned hereby appoints Bruce A. Rosenblum and Tammie Lee and each of them, with the full power of substitution, as proxies of the undersigned to vote all shares of stock that the undersigned is entitled in any capacity to vote at the above-stated special meeting, and at all adjournments or postponements thereof (the 'Special Meeting'), on the matters set forth on this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon such other matters as may properly be brought before the Special Meeting. This proxy revokes all prior proxies given by the undersigned.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of Proposal I. All ABSTAIN votes will be counted in determining the existence of a quorum at the Special
Meeting and will have the effect of votes AGAINST the Proposal.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF YOUR FUND. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL I.


                                                                              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                                                                        Dated:_____________________

                                                                        ----------------------------------------------------------


                                                                        ----------------------------------------------------------
                                                                                Signature(s)(Title(s), if applicable)

                                                                        Please sign exactly as your name or names appear. When
                                                                        signing as an attorney, executor, administrator, trustee
                                                                        or guardian, please give your full title as such.
                                                                                                                                RESF
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                                                  Please fill in box(es) as shown using black or blue ink or number 2 pencil.  [X]
                                                  PLEASE DO NOT USE FINE POINT PENS.

The Special Meeting is being held to consider and vote on the following matter for the Fund, as indicated below and more fully described in the Combined Proxy Statement/Prospectus, and such other matters as may properly come before the Special
Meeting or any adjournments thereof:


PROPOSAL I:   To approve the Agreement and Plan of Reorganization (the "Plan") between the Fund       FOR     AGAINST    ABSTAIN
              and RREEF Securities Trust (the "Trust"). Under the Plan, the Fund will
              transfer all of its assets and liabilities to Scudder RREEF Real Estate Securities       0         0          0
              Fund ("Scudder RREEF Fund"), a series of the Trust, in exchange for shares of the
              Scudder RREEF Fund. The Fund will then distribute the shares received from the Scudder
              RREEF Fund proportionately to its shareholders and then terminate.

LABEL BELOW FOR MIS USE ONLY!                                  MIS EDITS: # OF CHANGES___/___PRF 1 ____PRF 2____
DEUTSCHE BANK
REAL ESTATE SECURITY FUNDS                                     OK TO PRINT AS IS*____*By signing this form you are authorizing
ORIGINAL 1UP 2-sided 8/5/02 TD                                 MIS to print this form in its current state.
MATT (DERESFX)                                                 _______________________________________________________________
REVIEW #1 8/5/02 TD                                            SIGNATURE OF PERSON AUTHORIZING PRINTING                DATE
REVISION #2 8/6/02 TD
REVISION #3 9/5/02 TD

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